UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2004

North Fork Bancorporation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10458	36-3154608

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Broadhollow Road, Melville, New York	11747

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 844-1004

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Regulation FD Disclosure.

     On February 16, 2004, North Fork Bancorporation, Inc. (“North Fork”) and GreenPoint Financial Corp. (“GreenPoint”) announced they had signed an Agreement and Plan of Merger, dated February 15, 2004. The Merger Agreement has been approved by the Boards of Directors of North Fork and GreenPoint, and is subject to customary closing conditions, including regulatory and stockholders’ approvals. A copy of the joint press release announcing the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

Exhibit Reference Number	Exhibit Description

99.1	Joint press release, dated February 16, 2004, issued by North Fork and GreenPoint

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH FORK BANCORPORATION, INC.

Date: February 16, 2004	By:	/s/ Daniel M. Healy

Name: Daniel M. Healy Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release, dated February 16, 2004, issued by North Fork and GreenPoint